                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
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                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            Campbell Soup Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

                          [Campbell Soup Company Logo]
                                 CAMPBELL PLACE
                         CAMDEN, NEW JERSEY 08103-1799

                                                                OCTOBER 10, 1997

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                          THURSDAY, NOVEMBER 20, 1997
                            11:00 A.M., EASTERN TIME
                                 THE HIGHLANDS
                                17160 PLANT ROAD
                        LAURINBURG, NORTH CAROLINA 28352

AGENDA

1. ELECT DIRECTORS.

2. RATIFY APPOINTMENT OF AUDITORS.

3. ACT UPON A SHAREOWNER PROPOSAL.

4. TRANSACT ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

     Shareowners of record at the close of business on September 22, 1997, will be entitled to vote.

     In 1996, we made two key changes in the way we conduct our annual meeting, both of which were designed to recognize that your Company has become a global force with widely dispersed facilities and shareowners.

     First, we abandoned the concept that the annual meeting should consist of elaborate presentations and product sampling. Our research established that well over 99% of shares that vote are voted by proxy and that annual meetings are not the most efficient or even handed way to communicate with our shareowners. We are now utilizing new, truly interactive media, such as our toll free shareowner number (1-800-909-SOUP) and World Wide Web site (HTTP://WWW.CAMPBELLSOUP.COM).

     Second, we decided that the annual meeting site should no longer be held rigidly in one location that is home to a minority of shareowners, but instead should rotate among locations with major connections to our business and high concentrations of shareowners. Last year we chose a site near our newest biscuit and bakery plant in Pennsylvania. This year's meeting will be held near the Company's newest soup plant in North Carolina.

     Shareowner response to the changes has been strongly positive.

     Your vote is important. Kindly, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                               /s/ JOHN J. FUREY
                                                 JOHN J. FUREY
                                              CORPORATE SECRETARY

                               TABLE OF CONTENTS

                                   PROXY STATEMENT                                       PAGE
-------------------------------------------------------------------------------------    ----
M      Item 1 -- Election of Directors...............................................      1
       Security Ownership of Directors and Executive Officers........................      5
       Corporate Governance..........................................................      7
       Compensation of Executive Officers............................................     10
       --  Compensation and Organization Committee Report on Executive
           Compensation..............................................................     10
       --  Compensation and Organization Committee Interlocks and Insider
           Participation.............................................................     13
       --  Summary Compensation Table................................................     14
       --  Option Grants in Fiscal 1997..............................................     15
       --  Aggregated Option Exercises in Fiscal 1997 and Fiscal Year-End Option
           Values....................................................................     15
       --  Return to Shareowners Performance Graph and Bar Chart.....................     16
       --  Pension Plans.............................................................     17
       --  Termination Arrangements..................................................     17
       Board Committees..............................................................     19
       Director Attendance...........................................................     20
       Director Compensation.........................................................     21
M      Item 2 -- Ratification of Appointment of Auditors.............................     21
M      Item 3 -- Shareowner Proposal.................................................     22
       Submission of Shareowner Proposals............................................     22
       Security Ownership of Certain Beneficial Owners...............................     23
       Directors and Officers Stock Ownership Reports................................     24
       Other Matters.................................................................     24
       Proxies and Voting at the Meeting.............................................     24
       Information About Attending the Meeting.......................................     25

------------------
M Denotes items to be voted on at the meeting.

                                     ITEM 1

                             ELECTION OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

     The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of Directors of the Company shall be sixteen. The directors are to be elected to hold office until the next Annual Meeting of the Shareowners and until their successors are elected and shall have qualified. Directors are elected by a plurality of the votes cast. Except as otherwise specified in the proxy, proxies will be voted for election of the nominees named below.

     If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board of Directors; however, the management knows of no reason why any nominee should be unable or unwilling to serve.

     The following table sets forth certain information concerning the nominees at September 22, 1997:

                                 (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
            NAME                     (2) OTHER BUSINESS AFFILIATIONS            AGE      SINCE
----------------------------------------------------------------------------    ---     --------

[PHOTO]                      (1) Retired Senior Scientific Adviser to the       65        1986
Alva A. App                  United Nations Development Programme.

[PHOTO]                      (1) Senior Managing Director of Clayton            55        1990
Edmund M. Carpenter          Dubilier & Rice since March 1997. Former
                             Chairman and Chief Executive Officer of General
                             Signal Corporation.
                             (2) Director of Dana Corporation and Texaco,
                             Inc.

[PHOTO]                      (1) Private investor and Chairman and Managing     51        1989
Bennett Dorrance             Director of DMB Associates in Phoenix, Arizona.
                             (2) Director of Banc One Corp.

                                 (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
            NAME                     (2) OTHER BUSINESS AFFILIATIONS            AGE      SINCE
----------------------------------------------------------------------------    ---     --------


[PHOTO]                      (1) Management Consultant, Field & Associates.     63        1987
Thomas W. Field, Jr.         Former Chairman and Chief Executive Officer of
                             ABCO Foods, Inc. Previously Chairman, President
                             and Chief Executive Officer of McKesson
                             Corporation.
                             (2) Director of Bromar, Inc., Maxicare Health,
                             Inc. and Stater Brothers Market, Inc.

[PHOTO]                      (1) President of GTE Corporation since 1995.       53        1996
Kent B. Foster               Previously Vice Chairman and President,
                             Telephone Operations, GTE Corporation.
                             (2) Director of GTE Corporation and New York
                             Life Insurance Company.

[PHOTO]                      (1) Chairman and Chief Executive Officer of        58        1996
Harvey Golub                 American Express Company since 1993. Previously
                             Vice Chairman of American Express Company and
                             Chief Executive Officer of American Express
                             Financial Advisors.
                             (2) Director of American Express Company and
                             Dow Jones & Company, Inc.

[PHOTO]                      (1) Chairman of Campbell Soup Company since        65        1990
David W. Johnson             1993. Previously President and Chief Executive
                             Officer of Campbell Soup Company. Previously
                             Chairman, President and Chief Executive Officer
                             of Gerber Products Company.
                             (2) Director of Colgate-Palmolive Company.

[PHOTO]                      (1) Chairman and Chief Executive of The Bank of    58        1995
David K. P. Li               East Asia, Limited since 1991.
                             (2) Director of Dow Jones & Company, Inc., Hong
                             Kong Telecommunications, Ltd., The Bank of East
                             Asia, Limited, The Hong Kong & China Gas
                             Company Limited, Sime Darby Hong Kong Limited
                             and Westinghouse Electric Corporation.

                                 (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
            NAME                     (2) OTHER BUSINESS AFFILIATIONS            AGE      SINCE
----------------------------------------------------------------------------    ---     --------


[PHOTO]                      (1) Retired Chairman and Chief Executive           61        1984
Philip E. Lippincott         Officer of Scott Paper Company.
                             (2) Director of Exxon Corporation. Trustee of
                             The Penn Mutual Life Insurance Company.

[PHOTO]                      (1) Private investor and President of Iron         47        1990
Mary Alice Malone            Spring Farm, Inc.

[PHOTO]                      (1) President and Chief Executive Officer of       48        1997
Dale F. Morrison             Campbell Soup Company since July 15, 1997.
                             Previously Senior Vice President of Campbell
                             Soup Company and President of International and
                             Specialty Foods Division (1996-1997); Vice
                             President of Campbell Soup Company and
                             President of Pepperidge Farm (1995-1996);
                             President-Frito Lay North (1994-1995); and Vice
                             President-Marketing and Sales, Frito Lay
                             Central Division (1993-1994).

[PHOTO]                      (1) President and Chief Executive Officer of       65        1990
Charles H. Mott              John W. Bristol & Co., Inc., an investment
                             management firm.

[PHOTO]                      (1) President and Chief Executive Officer of       56        1995
George M. Sherman            Danaher Corporation since 1990.
                             (2) Director of Danaher Corporation.

                                 (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
            NAME                     (2) OTHER BUSINESS AFFILIATIONS            AGE      SINCE
----------------------------------------------------------------------------    ---     --------


[PHOTO]                      (1) President and Chief Executive Officer of       59        1992
Donald M. Stewart            The College Board since 1987.
                             (2) Director of Principal Financial Group and
                             The New York Times Company.

[PHOTO]                      (1) Private investor and President of Augustin     59        1988
George Strawbridge, Jr.      Stables.
                             (2) Director of Buffalo Sabres of the National
                             Hockey League, Corestates Financial Corp., and
                             Philadelphia Ventures Inc.

[PHOTO]                      (1) Private investor and President and Chief       54        1990
Charlotte C. Weber           Executive Officer of Live Oak Stud and Live Oak
                             Properties.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding beneficial ownership as of September 22, 1997, of the Campbell's Capital Stock of each Director, the Company's six most highly compensated Executive Officers and the Directors and Executive Officers as a group and also sets forth Campbell stock units credited to the individual's deferred compensation account. The account reflects the election of the individuals to defer previously earned compensation and pending awards of restricted performance stock into Campbell stock units. The individuals are fully at risk as to the price of Campbell stock in their deferred stock accounts. Additional stock units are credited to the accounts to reflect accrual of dividends. The stock units do not carry any voting rights. Unrestricted deferred Campbell stock units are included in calculating the Company required stock ownership for directors and executives.

----------------------------------------------------------------------------------------------------
                                     AGGREGATE NUMBER                           TOTAL NUMBER OF
                                         OF SHARES           CAMPBELL STOCK       SHARES AND
              NAME                 BENEFICIALLY OWNED(a)        DEFERRED        DEFERRED STOCK
----------------------------------------------------------------------------------------------------
 Alva A. App                                  9,923(b)             8,854               18,777
----------------------------------------------------------------------------------------------------
 Edmund M. Carpenter                          9,597                4,165               13,762
----------------------------------------------------------------------------------------------------
 Bennett Dorrance                        52,350,272(c)             2,415           52,352,687
----------------------------------------------------------------------------------------------------
 Thomas W. Field, Jr.                        33,080               17,166               50,246
----------------------------------------------------------------------------------------------------
 Kent B. Foster                                 190                3,714                3,904
----------------------------------------------------------------------------------------------------
 Harvey Golub                                 4,175                3,303                7,478
----------------------------------------------------------------------------------------------------
 David W. Johnson                         1,222,293(d)               264            1,222,557
----------------------------------------------------------------------------------------------------
 David K. P. Li                               6,868                5,451               12,319
----------------------------------------------------------------------------------------------------
 Philip E. Lippincott                        11,800                3,836               15,636
----------------------------------------------------------------------------------------------------
 Mary Alice Malone                       54,119,028(e)             3,727           54,122,755
----------------------------------------------------------------------------------------------------
 Dale F. Morrison                            81,576              145,708              227,284
----------------------------------------------------------------------------------------------------
 Charles H. Mott                         60,894,022(f)             6,255           60,900,277
----------------------------------------------------------------------------------------------------
 George M. Sherman                            3,068                6,814                9,882
----------------------------------------------------------------------------------------------------
 Donald M. Stewart                            7,948                1,740                9,688
----------------------------------------------------------------------------------------------------
 George Strawbridge, Jr.                  8,200,296(g)             3,215            8,203,511
----------------------------------------------------------------------------------------------------
 Charlotte C. Weber                      22,142,720(h)             2,702           22,145,422
----------------------------------------------------------------------------------------------------
 Basil L. Anderson                           84,210               66,948              151,158
----------------------------------------------------------------------------------------------------
 Robert F. Bernstock                        227,812               68,439              296,251
----------------------------------------------------------------------------------------------------
 John M. Coleman                            138,874               21,416              160,290
----------------------------------------------------------------------------------------------------
 Robert Subin                               187,956               97,829              285,785
----------------------------------------------------------------------------------------------------
 All directors and executive
 officers (12) as a group               200,429,472              766,787          201,196,259
----------------------------------------------------------------------------------------------------

(a) The shares shown include 1,313,723 shares of Capital Stock with respect to which Directors and Executive Officers have a right, as of November 22, 1997, to acquire beneficial ownership because of vested stock options. All persons listed own less than 1% of the company's outstanding shares of Capital Stock, except:

                                                                   % OF OUTSTANDING
                                                                        SHARES
                                                                   ----------------
            Bennett Dorrance                                             11.4%
            Mary Alice Malone                                            11.8%
            Charles H. Mott                                              13.3%
            George Strawbridge, Jr.                                       1.8%
            Charlotte C. Weber                                            4.8%

     All Directors & Executive Officers (12 persons) as a group own 43.8% of outstanding shares.

(b) Share ownership shown does not include 468 shares held by Alva App's wife, as to which he disclaims beneficial ownership.

(c) Bennett Dorrance is a grandson of John T. Dorrance, the brother of Mary Alice Malone, and a cousin of George Strawbridge and Charlotte C. Weber. Share ownership shown does not include 306,944 shares held by the Estate of his father, John T. Dorrance, Jr., of which he is an Executor, and as to which shares he disclaims beneficial ownership. Does not include 491,188 shares held as guardian for one of his children nor 491,232 shares held as trustee for one of his children, as to which shares he disclaims beneficial ownership. Reference is also made to "Principal Shareowners." Does not include 450,700 shares held by the Dorrance Family Foundation.

(d) Share ownership shown does not include 8,000 shares held by David Johnson's spouse, as to which he disclaims beneficial ownership.

(e) Mary Alice Malone is a granddaughter of John T. Dorrance. Share ownership shown does not include 306,944 shares held by the Estate of her father, John
    T. Dorrance, Jr., of which she is an Executor and as to which shares she disclaims beneficial ownership. Does not include 29,108 shares held by her cousin as trustee of a trust for her children, as to which shares she disclaims beneficial ownership. Reference is also made to "Principal Shareowners."

(f) Share ownership shown for Charles Mott includes 60,870,900 shares held by the Voting Trust over which he, as a Trustee, has shared voting power. Reference is also made to "Principal Shareowners." In September 1990 the Trustees of the Voting Trust requested the Company's Governance Committee to nominate Charles Mott as a candidate for election as a director.

(g) George Strawbridge is a grandson of John T. Dorrance and a cousin of Charlotte Weber. Share ownership shown does not include 12,702,800 shares held by various trusts, of which he is a trustee, for the benefit of his sister and her children, as to which shares he disclaims beneficial ownership. Does not include 2,369,944 shares held by trusts for the benefit of his descendants as to which shares he disclaims beneficial ownership.

(h) Charlotte Weber is a granddaughter of John T. Dorrance. Share ownership shown includes 22,052,192 shares held by two trusts of which she is a co-trustee and 81,928 shares held by a foundation of which she is also a co-trustee, for all of which she has shared voting and dispositive power.

                              CORPORATE GOVERNANCE

CORPORATE GOVERNANCE STANDARDS

     Campbell first published corporate governance standards in its proxy in 1992. The Board has reviewed and improved the standards annually.

      1. The Board will operate in accordance with Campbell Requirements of Directors (printed at page 9, below).

      2. The Board will evaluate the performance of the CEO at least annually in meetings of independent directors that are not attended by the CEO. See "CEO Compensation and Evaluation," at page 13, below.

      3. When the CEO also holds the position of Chairperson of the Board, the Board will elect a non-executive Vice Chair (or a non-executive director who is the Lead Director).

      4. Every year the Board will review and approve a long-term strategic plan and a one-year operating plan for the Company.

      5. All directors will stand for election every year.

      6. The Board believes that as a general rule, former Campbell executives should not serve on the Board. In order to ensure smooth leadership transition, the former CEO is serving as the non-executive Chairman of the Board for a one-year period ending July 31, 1998.

      7. The Audit, Compensation/Organization and Governance Committees will consist entirely of independent directors. For this purpose, "independent" means no present or former employment by the Company and no significant financial or personal tie to the Company other than share ownership and entitlement to director fees.

      8. Committee members are appointed by the Board.

      9. The Governance Committee will annually assess Board and Committee effectiveness and report the results to shareowners in the proxy statement. For the 1997 assessment, see "Board Evaluation," at page 8, below.

     10. Whenever feasible, directors will receive materials well in advance of meetings for items to be acted upon.

     11. Interlocking directorships will not be allowed, except with respect to joint ventures. (An interlocking directorship would occur if a Campbell officer served on the Board of Company X and an officer of Company X served on the Campbell Board, or if a major supplier or customer served on Campbell's Board.)

     12. Directors are required to own at least 2,000 Campbell shares within one year of election and 6,000 shares within three years of election.

     13. Directors may not stand for reelection after age 70.

     14. Succession planning and management development are reported annually by the CEO to the Board.

     15. All executives (approximately 300 persons) must buy and hold outright (i.e., excluding options and restricted stock) Campbell stock valued at one-half to seven times base salary, depending on their positions. These requirements were recently changed to increase the level of ownership for the top 70 executives.

     16. Incentive compensation plans link pay directly and objectively to measured financial goals set in advance by the Compensation Committee. (See Compensation Committee Report at pages 10 to 12).

     17. By express language in the shareowner-approved incentive plan, stock options may not be repriced. The exercise price for options will not be lowered even if the current market price of the stock is below the exercise price.

     18. The Company does not have a "poison pill" or other anti-takeover devices because it believes that the way to remain independent is via superior performance in building shareowner wealth.

     19. All shareowners have equal voting rights.

     20. These Corporate Governance Standards have been developed and approved by the Board and are reviewed by the Board at least annually.

BOARD EVALUATION

     Every year since 1995, the Board's Governance Committee has led a process to evaluate Board performance and effectiveness. In 1997, all directors completed a Board Evaluation questionnaire addressing sixteen performance standards. Each director entered a number grade from 1 to 5 and, in most cases, written comments on each of the following sixteen standards.

      1. The Board knows and understands the Company's vision, strategic precepts, strategic plan and operating plan.

      2. The Board reflects its understanding of the Company's vision, strategic precepts, strategic plan and operating plan in its discussions and actions on key issues throughout the year.

      3. A high enough percentage of time is being devoted to in-depth strategic business presentations and discussions.

      4. Board meetings are conducted in a manner which ensures open communication, meaningful participation, and timely resolution of issues.

      5. Advance Board materials contain the right amount of information.

      6. Board members receive their materials sufficiently in advance of meetings.

      7. The Board reviews and adopts an annual operating budget and regularly monitors performance against it throughout the year.

      8. The Board regularly monitors the Company's income statement, balance sheet and cash flow.

      9. The Board reviews and adopts an annual capital budget and receives regular written or oral reports of performance against it throughout the year.

     10. In tracking Company performance, the Board regularly considers the performance of peer companies.

     11. The Board regularly reviews the performance of the CEO.

     12. The Board and/or the Compensation/Organization Committee regularly reviews the performance and ethics of the senior officers.

     13. The correlation between executive pay and Company performance is regularly considered by the Board and/or the Compensation Committee.

     14. The Board discharges its responsibilities in relation to CEO succession.

     15. The Board reviews succession plans for the CEO and senior management.

     16. The trigger level for Board or Committee involvement in major business policies and decisions is appropriate.

     In July 1997, the Chairman of the Governance Committee presented a synthesis of the assessments and recommendations to the full Board. The sense of the Board was that its areas of greatest strength were:

     1. connecting pay to performance;

     2. consideration of performance of peers;

     3. timeliness of advance materials;

     4. participative and effective meetings;

     5. setting and tracking against the annual operating plan; and

     6. monitoring of the income statement, balance sheet and cash flow.

     The Board identified the following areas as the most promising ones upon which to focus collective efforts for improvement:

     1. reporting to the full board on performance evaluation and succession planning for top management; and

     2. monitoring of capital spending.

     In 1995 explicit "Director Requirements," set forth below, were drafted, approved by the Board and distributed to shareowners in order to declare clear expectations regarding contributions of directors.

REQUIREMENTS OF MANAGEMENT AND DIRECTORS

                 BOARD REQUIREMENTS                              CAMPBELL REQUIREMENTS
                   OF MANAGEMENT                                      OF DIRECTORS
      ----------------------------------------          ----------------------------------------
  --  Develop strategies to deliver strong          --  Act in the best interests of all
      market franchises and build shareowner            shareowners
      wealth over the long term
  --  Recommend appropriate strategic and           --  Critique and approve strategic and
      operating plans                                   operating plans
  --  Maintain effective control of operations      --  Select, motivate, evaluate and
                                                        compensate the CEO
  --  Measure performance against peers             --  Good understanding of strategies and the
                                                        businesses
  --  Strong, principled and ethical                --  Review succession planning and
      leadership                                        management development
  --  Assure sound succession planning and          --  Advise and consult on key organizational
      management development                            changes
  --  Sound organizational structure                --  Careful study of Board materials and
                                                        issues
  --  Inform the Board regularly regarding the      --  Active, objective and constructive
      status of key initiatives                         participation at meetings of Board and
                                                        committees
  --  No surprises                                  --  Assistance in representing Campbell to
                                                        the outside world
  --  Board meetings which are well-planned,        --  Counsel on corporate issues
      allow meaningful participation and
      provide for timely resolution of issues
  --  Advance Board materials which contain         --  Good understanding of general economic
      the right amount of information and are           trends and corporate governance
      received sufficiently in advance of
      meetings

     In 1997, the Governance Committee designed a process under which each director's individual performance is assessed annually in each of the following areas:

     -- Independence and Integrity
     -- Knowledge and Expertise
     -- Stature
     -- Accountability and Decisiveness
     -- Participation and Input
     -- Preparation
     -- Availability
     -- Teamwork

                              GOVERNANCE COMMITTEE

          George Strawbridge, Jr., Chair                 Kent B. Foster
          Alva A. App                                    Charles H. Mott
          Bennett Dorrance

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION AND ORGANIZATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

M  Highlights of Compensation

     The Compensation and Organization Committee believes that Campbell has one of the most demanding and shareowner-sensitive programs to motivate employees to build wealth for shareowners. We also believe that this program has been an important factor in the Company's superior earnings growth, margin improvement, cash generation, and total return to shareowners over the period since 1990.

     There are three unique and defining elements of Campbell's program:

     (1) TIGHT LINK BETWEEN PAY AND MEASURED PERFORMANCE.

          OBJECTIVITY. Our incentive payments are based on objective financial performance measures designed to build shareowner wealth: sales, earnings, returns and cash.

          NO WINDFALLS. In the short term, holders of stock options may benefit (or suffer) from stock market factors unrelated to their own performance. We have therefore balanced our long-term incentives between options and long-term performance-restricted stock (shares that are automatically forfeited if tough performance hurdles are not met or if an executive voluntarily resigns).

     (2) EXECUTIVES WALK IN SHAREOWNERS' SHOES. Every executive must buy and hold an ownership stake in the Company that is significant in comparison with his or her salary. The requirements, which apply to the top 300 executives worldwide, have recently been increased to the following levels:

                                                                                   MULTIPLE OF
                                                                                     ANNUAL
                                         POSITION                                  BASE SALARY
         ------------------------------------------------------------------------  -----------
         Chief Executive Officer.................................................          7x
         Executive Vice President................................................          5x
         Senior Vice President...................................................          5x
         Vice President..........................................................          3x
         Other Executives........................................................   .5x to 1x

          Performance-restricted shares and options (even vested options) are NOT counted in calculating ownership. Performance-restricted shares of Campbell stock make up a large portion of every executive's compensation.

          The final element of our commitment to have executives "walk in the shareowners' shoes" is the prohibition of repricing of stock options.

     (3) TOUGH TARGETS. Campbell's program emphasizes "stretch" and risk-bearing in the following ways:

          INDEPENDENT VALIDATION. All of Campbell's independent directors play active roles in assessing the degree of "stretch" in management's proposed performance goals -- and validate those goals externally. Throughout the 1990s, the Board-approved annual operating plan has had an earnings growth goal set before the beginning of each fiscal year in the top quartile of growth rates for the Company's Performance Peer Group as projected by the consensus of independent securities analysts. That peer group currently consists of 15 food companies including all of Campbell's key competitors.

          HIGH PORTION AT RISK. For the executive officers listed on page 14, the portion of pay that was at risk in fiscal 1997 ranged from 75% to more than 90%.

          HIGH LEVERAGE. Campbell's rewards and punishments are more highly leveraged than those of peers. If a plan commitment is missed by 10%, bonus payout is cut to half of the target, and if plan is missed by more than 10%, there is no bonus. If a business beats its plan by 10%, the target bonus is doubled.

          WINNING IS ONLY IN RELATIVITY. Performance relative to peers receives great emphasis in Campbell compensation plans.

               In the first place, peer performance is a key component in EVERY incentive program: not only annual bonus, but long-term performance plans. Even the amount that the Company contributes to match employees' contributions to the Company Savings Plan depends on whether or not earnings growth ranks in the top quartile of the Performance Peer Group.

               Second, Campbell has put a great deal of effort into ensuring a correlation between performance relativity and pay relativity. Salaries are set at the median for the Compensation Peer Group, the 32 consumer companies who are our main competitors in recruiting talent. Bonuses are designed to bring total cash compensation into the top quartile only if the operating plan commitment is delivered and Earnings Per Share (EPS) growth, measured at the end of the year, actually ranks in the top quartile of the Performance Peer Group.

M  Calculation of Annual Bonus

     The following methodology determined bonus payouts for fiscal 1997:

  I.  ACTIONS BEFORE THE START OF THE FISCAL YEAR

     (1) A target bonus was set for each participating executive. This dollar amount was based upon a percentage of the midpoint of the salary range for the executive's job and was calculated to deliver median compensation in comparison with the Compensation Peer Group.

     (2) The Board of Directors reviewed and approved an Operating Plan which set specific performance goals (which in 1997 were Cash Return on Assets (CROA), net sales, earnings and reductions in working capital) for the Company as a whole and separately for its major business units.

     (3) The Compensation and Organization Committee determined that an additional amount of up to 10% of target bonus should be paid if performance goals for new product sales for the Company as a whole were exceeded.

     (4) The Compensation and Organization Committee determined what portion of each executive's bonus would depend on Company results (a minimum of 20%) and what portion would depend on the results of a business unit. For the CEO, 100% of bonus depended on total Company results.

  II.  ACTIONS AFTER THE END OF THE FISCAL YEAR

     (1) Financial statements were prepared for the Company and each business unit.

     (2) For each business unit and the Company, CROA was calculated and compared to the Board-determined threshold. Business units that do not meet their Operating Plan CROA threshold are not eligible for any bonus based on unit performance. In fiscal 1997, the Company met its CROA threshold.

     (3) Where the CROA threshold was satisfied, the major portion (60-70%) of the bonus opportunity was determined by comparing earnings performance to the Operating Plan earnings target. If the earnings threshold was not met, no bonus was paid based on the unit's earnings. By the terms of the incentive plan, extraordinary events such as major restructurings and accounting changes are excluded. In fiscal 1997 the Company's EPS exceeded the plan.

     (4) Sales performance, representing a 20% portion of bonus opportunity (30% for most business units), was compared to the Operating Plan sales target. If the sales threshold was not met, the sales portion of the target bonus was not paid. Above-plan sales performance could result in above-target bonus payment only if the earnings threshold was also met. In fiscal 1997, Company sales performance did not meet the plan.

     (5) Working capital levels, representing a 10% portion of bonus opportunity, were compared to the goal for reduction of working capital in the Operating Plan. If the working capital reduction threshold was not met, no bonus was paid on account of working capital reduction. In fiscal 1997, reduction of working capital levels met the plan objective.

     (6) New product sales, representing an additional amount of up to 10% of bonus target, was compared to the goal for new product sales. If the goal for new product sales was not exceeded, nothing was paid. In fiscal 1997, new product sales exceeded the goal.

     (7) Finally, Company earnings performance was compared to that of the Performance Peer Group. By the terms of the program, if the Company achieves its goal for EPS and the rate of annual growth in the Company's EPS places it in the top quartile of the Performance Peer Group, each bonus-eligible executive would receive an additional 30% of his/her bonus target. For purposes of this "top quartile" calculation, extraordinary events are excluded. Companies that ranked in the bottom quartile in EPS growth in the prior fiscal year are excluded in the calculation because the purpose of this component of bonus opportunity is to motivate consistent peer-beating results and to provide compensation in the top quartile of the Compensation Peer Group if top quartile performance is achieved. In fiscal 1997, so measured, the Company ranked in the top quartile of the Performance Peer Group and this triggered a supplemental payment of 30% of bonus target.

M  Long-Term Compensation (Restricted Performance Stock and Stock Options)

     Half of executives' long-term compensation is delivered via restricted performance shares. Grants are made every two years for overlapping three-year performance periods. Eligibility for delivery of shares at the end of a performance period depends on whether the Company meets the minimum CROA set by the Board in the strategic plan for the performance period. The number of shares actually delivered depends upon cumulative corporate EPS for the performance period. If the Company satisfies its CROA threshold and delivers cumulative EPS beyond the goal in the strategic plan, additional shares are awarded at time of earnout, up to a maximum of 150% of target. For performance years 1996-1998, the reward for top quartile EPS growth is an earnout of 30% of target (50% for ranking #1 in the peer group) in addition to the earnout based strictly on Campbell performance, for a maximum payout opportunity of 200% of target. For performance years 1998-2000 the reward for top quartile EPS growth and top quartile sales growth is an earnout of 50% of target, in addition to the earnout based strictly on Campbell performance, for a maximum payout opportunity of 200% of target.

     The other half of value delivered to officers under the Long-Term Incentive Plan is in the form of stock options, awarded annually.

     The guidelines for restricted performance share and stock option grants to executives are designed to deliver long-term compensation at the 75th percentile when compared to the Compensation Peer Group. For the last seven fiscal years, the Company's performance has consistently been in the top quartile of the Performance Peer Group, as measured by annual growth in earnings.

M  Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to the executive officers listed on page 14, unless certain requirements are met. One requirement is that the Compensation Committee consist entirely of outside directors as defined in the Internal Revenue Code, and Campbell's Compensation Committee meets this requirement. Another requirement is that compensation over $1 million must be based upon Company attainment of performance goals approved by shareowners. The 1994 Long-Term Incentive Plan and the Management Worldwide Incentive Plan, which were approved by shareowners in 1994 are designed to meet these requirements. Minimal changes had to be made to these plans because the Company's incentive plans were already designed to link pay to Company performance. The Company believes that all compensation paid to the executive officers listed on page 14 in fiscal 1997 is fully deductible. The Company believes that compensation paid under the Management Worldwide Incentive Plan and 1994 Long-Term Incentive Plan will continue to be deductible. The Committee's present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of the Company and its shareowners.

M  CEO Compensation and Evaluation

     The determination of the Chief Executive Officer's salary, bonus and annual grants of stock options and restricted performance shares followed the policies and calculations set forth above for those components of all executives' compensation.

     David Johnson served as the Company's CEO for all of fiscal 1997, except the last three weeks. David Johnson's compensation in the salary column of the Table on page 14 consists of $958,333 for the period in which he was Chairman and CEO and $31,250 for the period he was non-executive chairman in fiscal 1997. Dale Morrison was elected President and CEO on July 15, 1997, at an annual salary of $800,000 after consideration of independent survey data.

     David Johnson's bonus for fiscal 1997 of $991,900 and Dale Morrison's of $252,323 were determined entirely by the quantitative criteria set forth on pages 10 and 12. The Committee's recommendations relating to David Johnson's and Dale Morrison's compensation were approved by the Board.

     The CEO evaluation process requires that every independent director complete a written assessment of the CEO's performance based on a formal position description for the job of CEO, which defines responsibilities in each of the following areas:

     -- Strategic Planning

     -- Financial Results

     -- Succession Planning

     -- Communications/External Relations

     -- Board Relations

     -- Leadership/Human Resources

     Input is also obtained from other constituents, including securities analysts, customers, key executives, employees, and shareowners. The results are summarized and the full text of a written evaluation is discussed and approved by the Board. The Chair of the Compensation and Organization Committee presents the ratings and evaluation comments in writing to the CEO who then responds to the full Board. The next CEO evaluation will be conducted in the Spring of 1998.

                    COMPENSATION AND ORGANIZATION COMMITTEE

          PHILIP E. LIPPINCOTT, CHAIR                    MARY ALICE MALONE
          EDMUND M. CARPENTER                            GEORGE STRAWBRIDGE, JR.
          THOMAS W. FIELD, JR.                           CHARLOTTE C. WEBER
          HARVEY GOLUB

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

                         TABLE 1--SUMMARY COMPENSATION

     The following table sets forth the cash compensation awarded, paid to, or earned by the Company's Chief Executive Officer, the four other most highly paid Executive Officers and the Chief Executive Officer who became the non-executive Chairman in fiscal 1997.

  ------------------------------------------------------------------------------------------------------------------
                                           ANNUAL COMPENSATION                LONG-TERM AWARDS
                                        -----------------------------------------------------------
                                                                       RESTRICTED       SECURITIES
         NAME AND             FISCAL                                    STOCK(1)        UNDERLYING       ALL OTHER
    PRINCIPAL POSITION         YEAR       SALARY          BONUS          AWARDS         OPTIONS(#)    COMPENSATION(2)

==================================================================================================================

 DAVID W. JOHNSON(3)           1997      $989,583       $  991,900     $1,249,550         200,000         $ 57,596
 Chairman                      1996      $987,500       $1,160,800     $   0              440,000         $ 64,450
                               1995      $917,000       $1,287,917     $2,846,765         200,000         $ 66,147
------------------------------------------------------------------------------------------------------------------
 DALE F. MORRISON(4)           1997      $362,500       $  252,323     $4,890,488         200,000         $ 18,117
 President and Chief           1996      $300,000       $  245,754         0               47,500         $212,140
 Executive Officer             1995      $ 56,250           0          $1,212,884          70,000          0
------------------------------------------------------------------------------------------------------------------
 BASIL L. ANDERSON(5)          1997      $360,833       $  301,680     $1,502,331         100,000         $ 12,088
 Executive Vice President      1996      $116,667       $  117,826     $  948,959         200,000          0
 and Chief Financial
 Officer
------------------------------------------------------------------------------------------------------------------
 ROBERT F. BERNSTOCK           1997      $336,875       $  282,093     $1,880,144         100,000         $ 18,352
 Executive Vice President.     1996      $304,167       $  237,751     $  181,236          91,200         $ 16,257
 President -- U.S. Grocery     1995      $275,000       $  228,800     $  853,600          31,800         $ 15,114
------------------------------------------------------------------------------------------------------------------
 JOHN M. COLEMAN               1997      $353,667       $  239,473     $1,016,650          50,000         $ 17,348
 Senior Vice President --      1996      $333,667       $  280,526         0               78,300         $ 18,425
 Law and Public Affairs        1995      $314,200       $  311,009     $  613,406          39,750         $ 18,756
------------------------------------------------------------------------------------------------------------------
 ROBERT SUBIN                  1997      $325,833       $  239,473     $  996,550          17,550         $ 16,513
 Senior Vice President --      1996      $312,500       $  280,526         0               69,600         $ 17,790
 Global Sourcing &             1995      $300,000       $  266,300     $  588,653          31,800         $ 16,989
 Engineering
------------------------------------------------------------------------------------------------------------------

------------------
1. Dollar values of stock awards are based on market price at time of grant. With the exception of an initial award of time-lapse restricted shares to Dale Morrison in 1995 as a necessary part of the recruitment package to make him whole for forfeited stock options from his prior employer, earnouts of stock awards listed in the above table depend on Company performance. Delivery of performance restricted shares depends entirely upon attainment of financial goals for cash return on assets and corporate earnings per share. The aggregate number of restricted stock or restricted stock units held and their value as of the end of the fiscal year for the executives were as follows: David Johnson, 100,000 shares/$5,137,500; Dale Morrison 122,000 shares/$6,267,750; Basil Anderson, 57,800 shares/$2,969,475; Robert Bernstock 65,316 shares/$3,355,610; John Coleman, 36,400 shares/ $1,870,050; and Robert
   Subin, 36,400 shares/$1,870,050. Regular quarterly dividends are paid on restricted stock.

2. "All other compensation" consists of Company contributions or allocation to savings plans (tax-qualified and supplemental).

3. David Johnson ceased to be President and CEO on July 15, 1997 and became the non-executive Chairman of the Company.

4. Dale Morrison became President and CEO on July 15, 1997. He joined the Company on June 19, 1995. In addition to contributions to savings plans of $7,372, his other compensation in 1996 included a one time payment of $150,000 to compensate him for forfeiture of his annual incentive bonus from his prior employer and $54,768 for temporary living expenses and certain other expenses reimbursable under Company executive benefit plans.

5. Basil Anderson joined the Company on April 1, 1996.

-----------------------------------------------------------------------------------------------------------------
                                  TABLE 2 -- OPTION GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------
                                                                                                  GRANT DATE
                                      INDIVIDUAL GRANTS                                            VALUE(1)
-----------------------------------------------------------------------------------------------------------------
                                                          % OF
                                                          TOTAL
                                         NUMBER OF       OPTIONS
                                         SECURITIES      GRANTED
                                         UNDERLYING        TO         EXERCISE                      GRANT
                                          OPTIONS       EMPLOYEES     OR BASE                        DATE
                                         GRANTED(2)     IN FISCAL      PRICE       EXPIRATION      PRESENT
                NAME                        (#)           YEAR         ($/SH)         DATE        VALUE ($)
-----------------------------------------------------------------------------------------------------------------
  David W. Johnson                         200,000         7.6%        $48.31        6/26/07      $3,130,000
-----------------------------------------------------------------------------------------------------------------

  Dale F. Morrison                         200,000         7.6%        $48.31        6/26/07      $3,130,000
-----------------------------------------------------------------------------------------------------------------

  Basil L. Anderson                        100,000         3.8%        $48.31        6/26/07      $1,565,000
-----------------------------------------------------------------------------------------------------------------

  Robert F. Bernstock                      100,000         3.8%        $48.31        6/26/07      $1,565,000
-----------------------------------------------------------------------------------------------------------------

  John M. Coleman                           50,000         1.9%        $48.31        6/26/07      $ 782,500
-----------------------------------------------------------------------------------------------------------------

  Robert Subin                              17,550         0.7%        $48.31        6/26/07      $ 274,658
-----------------------------------------------------------------------------------------------------------------

------------------
(1) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Value: option term of 10 years, volatility of 17.5% (calculated monthly over the three preceding calendar years), dividend yield of 1.9%, forfeiture risk rate of 9%, and interest rate of 6.8% (ten year Treasury note rate at January 2, 1997). The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised.

(2) Options have a ten-year term and vest cumulatively over three years at the rate of 30%, 60%, 100% respectively on the first three anniversaries following the date of grant. All options vest immediately in the event of a Change in Control.

-----------------------------------------------------------------------------------------------------------------
                           TABLE 3 -- AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                        AND FISCAL YEAR-END OPTION VALUES
-----------------------------------------------------------------------------------------------------------------
                                                              SECURITIES                   VALUE OF
                                                              UNDERLYING                 UNEXERCISED
                                                               NUMBER OF                 IN-THE-MONEY
                                                              UNEXERCISED                 OPTIONS AT
                                                              OPTIONS AT                FY-END ($)(2)
                                                              FY-END (#)
                                                        --------------------------------------------------
                            SHARES
                            SHARES           VALUE
                          ACQUIRED ON       REALIZED       EXER-      UNEXER-        EXER-         UNEXER-
         NAME             EXERCISE (#)       ($)(1)       CISABLE     CISABLE       CISABLE        CISABLE
-----------------------------------------------------------------------------------------------------------------
  David W. Johnson            0                0          965,600     588,000     $30,208,086     $7,885,067
-----------------------------------------------------------------------------------------------------------------

  Dale F. Morrison            0                0           56,250     261,250     $ 1,362,156     $1,916,186
-----------------------------------------------------------------------------------------------------------------

  Basil L. Anderson           0                0           60,000     240,000     $ 1,155,556     $3,002,546
-----------------------------------------------------------------------------------------------------------------

  Robert F. Bernstock         4,000        $  156,437     176,940     176,560     $ 5,585,409     $1,710,231
-----------------------------------------------------------------------------------------------------------------

  John M. Coleman            21,000        $1,206,843     145,040     120,710     $ 4,193,641     $1,491,865
-----------------------------------------------------------------------------------------------------------------

  Robert Subin                3,031        $  212,833     159,720     78,940      $ 5,002,432     $1,205,735
-----------------------------------------------------------------------------------------------------------------

------------------
(1) Value realized equals pretax market value of the stock on date of exercise, less the exercise price, times the number of shares acquired. Shares may be used to pay withholding taxes.

(2) Value of unexercised options equals fair market value of a share into which the option could have been converted at August 3, 1997 (market price $51.375), less exercise price, times the number of options outstanding.

             RETURN TO SHAREOWNERS* PERFORMANCE GRAPH AND BAR CHART

     The following graph compares the cumulative total Shareowner return on the Company's Capital Stock with the cumulative total return of the Standard & Poor's Food Index (the "S&P Food Group") and the Standard & Poor's 500 Stock Index (the "S&P 500"). Also shown below are the related compound annual growth rates (CAGR). The graph assumes that $100 was invested on August 3, 1992 in each of Campbell stock, the S&P Food Group and the S&P 500, and that all dividends were reinvested.

        Measurement Period
      (Fiscal Year Covered)               S&P 500         S&P FOOD GROUP         CAMPBELL
1992                                       100                 100                 100
1993                                       109                  90                  97
1994                                       114                  97                 103
1995                                       144                 124                 133
1996                                       166                 142                 195
1997(8/1/97)                               252                 213                 303

     The following bar charts compare the one year, three year and five year compound annual growth rates for total shareowner return on the Company's Capital Stock with the S&P Food Group and S&P 500.

        Measurement Period
      (Fiscal Year Covered)              CAMPBELL            S&P FOOD             S&P 500
1 YEAR                                    55.9                49.5                51.9
3 YEARS                                   43.6                30.2                30.3
5 YEARS                                   24.8                16.3                20.3

PENSION PLANS

     The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company's regular and supplementary pension plans.

    AVERAGE
  COMPENSATION
   IN HIGHEST                            ESTIMATED ANNUAL PENSIONS
   5 YEARS OF                                 YEARS OF SERVICE
LAST 10 YEARS OF     ------------------------------------------------------------------
   EMPLOYMENT           20           25            30             35             40
----------------     --------     --------     ----------     ----------     ----------
   $  600,000        $177,070     $221,337     $  265,604     $  280,604     $  295,604
      800,000         237,070      296,337        355,604        375,604        395,604
    1,000,000         297,070      371,337        445,604        470,604        495,604
    1,200,000         357,070      446,337        535,604        565,604        595,604
    1,400,000         417,070      521,337        625,604        660,604        695,604
    1,600,000         477,070      596,337        715,604        755,604        795,604
    1,800,000         537,070      671,337        805,604        850,604        895,604
    2,000,000         597,070      746,337        895,604        945,604        995,604
    2,200,000         657,070      821,337        985,604      1,040,604      1,095,604
    2,400,000         717,070      896,337      1,075,604      1,135,604      1,195,604

     Compensation covered for executive officers named in the table on page 14 is the same as the total salary and bonus shown in that table. These estimated amounts assume retirement at age 65 (normal retirement age) with a straight-life annuity without reduction for a survivor annuity or for optional benefits. They are not subject to deduction for Social Security benefits or other offsets. The years of service set forth below for the executive officers named in the table on page 14 include additional years of service pursuant to supplemental pension arrangements designed to attract executives from other employers in the middle of their careers. Such arrangements are a necessary part of the recruitment and retention package for senior executives in order to compensate them for pension benefits that would have accrued had they remained at their previous employers. Mr. Johnson has been credited with 30 years of service and is entitled to receive an additional annual pension benefit that is estimated to be approximately 14% higher than the benefit payable under the pension plans as set forth above. In addition, Mr. Johnson's benefit will be a "100% joint and survivor annuity," which means that the same amount will be paid to his spouse if she survives him. As of the end of fiscal 1997, the full years of accrued service under the pension plans for the five individuals other than David Johnson named in the compensation table on page 14 were as follows: Dale Morrison -- 5 years; Basil Anderson -- 3 years; Robert Bernstock -- 20 years; John Coleman -- 15 years; and Robert Subin -- 28 years.

TERMINATION ARRANGEMENTS

     The Company has entered into Special Severance Protection Agreements ("Special Severance Agreements") with all five of the current executive officers named on page 14 as well as certain other executive officers. The Special Severance Agreements provide severance pay and continuation of certain benefits should a Change in Control occur. Entry into the Agreements was unanimously approved by the independent members of the Board of Directors. In order to receive benefits under the Special Severance Agreements, the executive's employment must be terminated involuntarily, without cause, whether actual or "constructive", within two years following a Change in Control.

     Generally, a "Change in Control" will be deemed to have occurred in any of the following circumstances:

       (i)   the acquisition of 25% or more of the outstanding voting stock of the Company by any person or entity, with certain exceptions for Dorrance family members;
      (ii)   the persons serving as directors of the Company as of January 25, 1990, and those replacements or additions subsequently approved by a two-thirds vote of the
             Board, cease to make up at least two-thirds of the Board;
     (iii)   a merger, consolidation or share exchange in which the shareowners of the Company prior to the merger wind up owning 80% or less of the surviving corporation; or
      (iv)   a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company.

     Under the Special Severance Agreements, severance pay would equal two and one half years' base salary and bonus. Medical, life and disability benefits would be provided at the expense of the Company for the lesser of (i) 30 months or (ii) the number of months remaining until the executive's 65th birthday. The Company would pay in a single payment an amount equal to the value of the benefit the executive would have accrued under the Company's pension plans had the executive remained in the employ of the Company for an additional 30 months or until his 65th birthday, if earlier.

     Upon a Change in Control, (a) all options outstanding on the date of such Change in Control would become immediately and fully exercisable and (b) all restrictions upon any restricted shares (other than "Performance Restricted Shares" which are subject to performance related restrictions) would lapse immediately and all such shares would become fully vested. An executive officer would become vested in, and restrictions would lapse on, the greater of (i) fifty percent (50%) of the Performance Restricted Shares or (ii) a pro rata portion of such Performance Restricted Shares based on the portion of the performance period that has elapsed to the date of the Change in Control.

     During any fiscal year in which a Change in Control occurs, each participant (a) whose employment is terminated prior to the end of such year or
(b) who is in the employ of the Company on the last day of such year would be entitled to receive, within thirty (30) days thereafter, a cash payment equal to the greater of (i) his or her target bonus award for such year or (ii) the average of the awards paid or payable to him or her under the Management Worldwide Incentive Plan for the two most recent fiscal years ended prior thereto. Any amount to be paid to a participant who is not employed for the entire fiscal year would be prorated. Such payment would be made regardless of whether or not the Company has paid any cash dividend in the fiscal year.

                                BOARD COMMITTEES

     The Company has Audit, Compensation and Organization, Executive, Finance and Corporate Development, Governance, and Retirement Committees of its Board of Directors. Membership as of the record date was as follows:

                          COMPENSATION
AUDIT                     AND ORGANIZATION               EXECUTIVE
----------------------    ---------------------------    --------------------
G.M. Sherman, Chair       P.E. Lippincott, Chair         D.W. Johnson, Chair
H. Golub                  E.M. Carpenter                 A.A. App
M.A. Malone               T.W. Field, Jr.                B. Dorrance
D.M. Stewart              H. Golub                       T.W. Field, Jr.
C.C. Weber                M.A. Malone                    P.E. Lippincott
                          G. Strawbridge, Jr.            D. F. Morrison
                          C.C. Weber                     G. Strawbridge, Jr.

FINANCE AND
CORPORATE DEVELOPMENT     GOVERNANCE                     RETIREMENT
----------------------    ---------------------------    -----------------------
C.H. Mott, Co-Chair       G. Strawbridge, Jr., Chair     T.W. Field, Jr., Chair
B. Dorrance, Co-Chair     A.A. App                       A.A. App
D.K.P. Li                 B. Dorrance                    E.M. Carpenter
P.E. Lippincott           K.B. Foster                    K.B. Foster
D. F. Morrison            C.H. Mott                      C.H. Mott
G.M. Sherman
D.M. Stewart

AUDIT COMMITTEE                                        3 meetings in fiscal 1997

     -- Recommends the appointment of the Company's independent accountants;

     -- Reviews the scope and results of the audit plans of the independent accountants and the internal auditors;

     -- Oversees the scope and adequacy of the Company's internal accounting control and record-keeping systems;

     -- Reviews the objectivity, effectiveness and resources of the internal audit function which reports directly to the Committee;

     -- Confers independently with the internal auditors and the independent accountants;

     -- Reviews non-audit services to be performed by the independent accountants; and

     -- Determines the appropriateness of fees for audit and non-audit services performed by the independent accountants.

COMPENSATION AND ORGANIZATION COMMITTEE                7 meetings in fiscal 1997

     -- Reviews and recommends to the Board salary and incentive compensation, including bonus, stock options and restricted stock, for the Chief Executive Officer;

     -- Reviews and approves the salaries and incentive compensation for all corporate officers and senior executives;

     -- Reviews and approves the short-term and long-term incentive compensation programs, including the performance goals;

     -- Reviews the salary structure and the apportionment of compensation among salary and short-term and long-term incentive compensation;

     -- Reviews and approves the incentive compensation to be allocated to employees; and

     -- Reviews, prior to becoming effective, any major organization change that the Chief Executive Officer intends to implement.

EXECUTIVE COMMITTEE                                   No meetings in fiscal 1997

      -- Exercises all the powers of the Board when the Board is not in session, except as otherwise provided by New Jersey law.

FINANCE AND CORPORATE DEVELOPMENT                      7 meetings in fiscal 1997

     Reviews and makes recommendations to the Board regarding:

      -- All issuances, sales or repurchases of equity and long-term debt;

      -- Changes in the Company's capital structure;

      -- The capital expenditure program; and

      -- Acquisitions, divestitures, joint ventures, partnerships or combination of business interests.

GOVERNANCE COMMITTEE                                   5 meetings in fiscal 1997

     Reviews and makes recommendations to the Board regarding:

      -- The organization and structure of the Board;

      -- Qualifications for director candidates;

      -- Candidates for election to the Board;

      -- Candidate for the position of Chairperson of the Board; and

      -- The role and effectiveness of the Board and each Committee in the Company's corporate governance process.

     The Governance Committee seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareowners. Such suggestions, together with appropriate biographical information, should be submitted to the Corporate Secretary of the Company.

RETIREMENT COMMITTEE                                   2 meetings in fiscal 1997

      -- Oversees policies and practices relating to the Company's retirement and pension plans;

      -- Monitors the administration of the Company's retirement and pension plans;

      -- Reviews and submits recommendations to the Board regarding proposed appointments to the Administrative Committee of the pension plans; and

      -- Reviews and submits recommendations to the Board concerning any proposed amendments to the Company's retirement and pension plans;

     Actions taken by any of the foregoing committees are reported to the Board, usually at its next meeting.

                              DIRECTOR ATTENDANCE

     During fiscal 1997 (ended August 3), the Board of Directors met 14 times, eight regular and six special meetings. Directors meet their responsibilities not only by attending Board and Committee meetings but also through communication with the Chairman and the Chief Executive Officer and other members of management on matters affecting the Company. All directors attended at least 75% of scheduled Board meetings and meetings held by Committees of which they were members, except Donald Stewart who attended 71%.

                             DIRECTOR COMPENSATION

     The following table displays all components of director compensation:

--------------------------------------------------------------------------------
                         COMPENSATION
----------------------------------------------------------------------------------------------
  Annual Board Retainer*                                      2,400 shares of Campbell stock
----------------------------------------------------------------------------------------------
  Annual Option Grant**                                       2,000 options
----------------------------------------------------------------------------------------------
  Annual Retainer for Committee Chair                         $4,000
----------------------------------------------------------------------------------------------
  Board Attendance Fee (per meeting)                          $1,250
----------------------------------------------------------------------------------------------
  Committee Attendance Fee (per meeting)                      $1,000
----------------------------------------------------------------------------------------------

------------------
 * Campbell shares are issued and options are granted to each director on January 1 of each year.
** Options granted on January 1, 1997, had an exercise price of $39.69. Options are granted at the market price on the grant date and may not be repriced.

     Bennett Dorrance who was Vice Chairman in fiscal 1997 received an additional $25,000 in cash and Philip Lippincott received $25,000 in cash for his work as Chairman of the special Succession Committee in fiscal 1997. Directors have the option to elect to receive Campbell stock instead of any cash payments and to defer all or a portion of compensation. Dale Morrison received no remuneration for service as a Director. Directors are reimbursed for actual travel costs.

BENEFITS

     Pursuant to the Guidelines of the National Association of Corporate Directors, the Company does not provide pensions, medical benefits, or other benefit programs to directors.

                                     ITEM 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying action of the Board, upon the recommendation of its Audit Committee, reappointing the firm of Price Waterhouse LLP ("Price Waterhouse") Certified Public Accountants, as independent accountants to make an audit of the accounts of the Company for fiscal 1998. Price Waterhouse has audited the Company's books for many years. The names of the Directors serving on the Audit Committee are indicated on page 19, under the heading "Board Committees and Meeting Attendance". The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if Price Waterhouse declines to act or becomes incapable of acting, or if their employment is discontinued, the Board will appoint other accountants whose continued employment after the 1998 Annual Meeting of the Shareowners will be subject to ratification by the Shareowners.

     Representatives of Price Waterhouse will be at the 1997 Annual Meeting to make a statement if they desire to do so and to answer questions.

     For fiscal 1997 Price Waterhouse also examined the separate financial statements of certain of the Company's foreign subsidiaries and provided other audit services to the Company in connection with Securities and Exchange Commission filings, review of periodic financial statements and audits of certain employee benefit plans.

                                     ITEM 3

                  SHAREOWNER PROPOSAL CONCERNING PROXY FORMAT

     An individual shareholder, whose name and address and number of shares held will be furnished by the Company promptly upon receipt of any request therefor, has notified the Company that the shareowner intends to introduce the following proposal. The text of the proposal and the supporting statement are set forth below. The Board of Directors opposes the proposal. The vote required for approval would be a majority of the votes cast on this proposal.

     "RESOLVED, That the shareholders recommend that the Board take the necessary step that Campbell Soup specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $250,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them."

     The shareowner has submitted the following reasons in support of the proposal:

     "REASONS: In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized. At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation. Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management."

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL

     This proposal has been previously submitted to a number of companies including Campbell via form letter without regard to their performance or their track records in corporate governance. It has been overwhelmingly rejected whenever it has been presented. When presented here in 1990 (with a $100,000 trigger), it garnered so few votes that it was prohibited from inclusion in our proxy for three years. The additional information would add nothing to the Company's current disclosures for compensation, would needlessly hamper the retention of top talent, and would serve no useful purpose. The Securities and Exchange Commission ("SEC") has adopted a comprehensive set of rules governing disclosure of executive compensation which apply to all public companies. In accordance with SEC rules, the Company identifies the five most highly compensated executive officers of the Company, along with details of their compensation (see page 14), and explains its executive compensation policies and practices (see pages 10 to 13). Compensation of executives is the responsibility of Campbell's Board of Directors, which takes this responsibility with the utmost seriousness. The Compensation Committee, which is comprised solely of independent directors (see page 7 for definition), approves the annual compensation of all corporate officers as well as that of other employees whose base salary is above a certain level and approves the design of the incentive compensation programs. In conjunction with the Compensation Committee's scrutiny of salaries the Committee also reviews performance and effectiveness. Campbell consistently leads American industry in proxy disclosures, including those relating to executive compensation.

                       SUBMISSION OF SHAREOWNER PROPOSALS

     Under the rules of the Securities and Exchange Commission now in effect, shareowner proposals intended for inclusion in next year's Proxy Statement must be directed to the Corporate Secretary at Campbell Place, Camden, New Jersey 08103-1799, and must be received by June 15, 1998.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     At the close of business on September 22, 1997, the record date for the meeting, there were outstanding and entitled to vote 457,530,587 shares of Campbell Capital Stock, all of one class and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting.

PRINCIPAL SHAREOWNERS

     Information concerning the owners of more than 5% of the outstanding Campbell Capital Stock as of the record date for the meeting follows:

                                                                                   PERCENT OF
                                                          AMOUNT/NATURE OF         OUTSTANDING
                     NAME/ADDRESS                       BENEFICIAL OWNERSHIP          STOCK
------------------------------------------------------  --------------------       -----------
Bennett Dorrance......................................   52,350,272 Note (1)          11.4%
DMB Associates,
4201 North 24th Street,
Suite 120
Phoenix, AZ 85016
Mary Alice Malone.....................................   54,119,028 Note (2)          11.8%
Iron Spring
Farm, R.D. #3,
Coatesville, PA 19320
Dorrance H. Hamilton, Charles H. Mott and
John A. van Beuren, Voting Trustees under the Major,
Stockholders' Voting Trust dated as of June 2, 1990
("Voting Trust") and related persons,.................   62,880,525 Note (3)          13.7%
P. O. Box 4098
Middletown, RI 02842
Note (4)

---------------
(1) A director nominee. See note (c) on page 6.

(2) A director nominee. See note (e) on page 6.

(3) Charles Mott is a director nominee. See note (f) on page 6. Includes 60,870,900 shares (13.3% of the outstanding shares) held by the Voting Trustees with sole voting power and 2,009,625 shares held by participants outside the Voting Trust or by persons related to them, for a total of 62,880,525 shares (13.7% of the outstanding shares). Includes 27,902,700 shares (6.1% of the outstanding shares) with sole dispositive power and 2,393,360 shares with shared dispositive power held by Dorrance H. Hamilton, 200 Eagle Road, Suite 316, Wayne, PA 19087. Also includes 2,393,360 shares with shared dispositive power held with Samuel M. V. Hamilton, Dorrance Hamilton's husband. In addition Mr. Hamilton holds 2,468,916 shares with shared dispositive power. Also includes 13,476,788 shares with sole dispositive power and 987,568 shares with shared dispositive power held by Hope H. van Beuren, wife of John A. van Beuren, P. O. Box 4098, Middletown, RI 02842. John van Beuren also has shared dispositive power over the same 987,568 shares, and holds 13,440,000 shares with sole dispositive power. Also includes 2,010,768 shares held by John van Beuren with shared dispositive power. Participants in the Voting Trust have certain rights to withdraw shares deposited with the Voting Trustees including the right to withdraw these shares prior to any annual or special meeting of the Company's shareowners. Dispositive power as used above means the power to direct the sale of the shares; in some cases it does not include the power to direct how the proceeds of sale can be used. The Voting Trust was formed by certain descendants (and spouses, fiduciaries and a related foundation) of the late John T. Dorrance. The participants have indicated that they formed the Voting Trust as a vehicle for acting together as to matters which may arise affecting the Company's business, in order to obtain their objective of maximizing the value of their shares.

     The Trustees will act for participants in communications with the Company's Board of Directors. Participants believe the Voting Trust may also facilitate communications between the Board and the participants.

(4) Under the Voting Trust Agreement, all shares held by the Voting Trust will be voted by the Trustees whose decision must be approved by at least two Trustees if there are three Trustees then acting. In the event of a disagreement among the Trustees designated by the family groups participating in the Voting Trust, the shares of the minority may be withdrawn. The Voting Trust continues for ten years from June 2, 1990, unless it is sooner terminated or extended.

     The foregoing information relating to Shareowners is based upon the Company's stock records and data supplied to the Company by the holders as of the record date for the meeting.

            DIRECTORS AND EXECUTIVE OFFICERS STOCK OWNERSHIP REPORTS

     The federal securities laws require the Company's Directors and Executive Officers, and persons who own more than ten percent of the Company's capital stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Company.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 3, 1997, all the Company's Executive Officers, Directors and greater-than-ten-percent beneficial owners made all required filings.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for action at the meeting. If other matters come before the meeting, it is the intention of the Directors' proxy to vote on such matters in accordance with his best judgment.

                       PROXIES AND VOTING AT THE MEETING

     This statement and the accompanying proxy card are being mailed beginning approximately on October 10, 1997, for solicitation of proxies by the Board of Directors for the Annual Meeting of Shareowners of Campbell Soup Company called to be held on November 20, 1997. The mailing address of the Company's World Headquarters is Campbell Place, Camden, New Jersey 08103-1799.

     Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by Shareowners will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

     This solicitation of proxies is made on behalf of the Board of Directors of the Company with authorization of the Board, and the Company will bear the cost. Copies of proxy solicitation material will be mailed to Shareowners, and employees of the Company may communicate with Shareowners to solicit their proxies. Brokers, banks and others holding stock in their names, or in names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies, and the Company will reimburse them for their expenses in so doing at the rates approved by the New York Stock Exchange.

     When a proxy is returned properly dated and signed, the shares represented thereby, including any shares held under the Company's Dividend Reinvestment Plan, will be voted by the person named as the Directors' proxy in accordance with each Shareowner's directions. Proxies will also be considered to be confidential voting instructions to the applicable Trustee with respect to shares held in accounts under the Campbell Soup Company Savings and 401(k) Plan for Salaried Employees, the Campbell Soup Company Savings and 401(k) Plan for Hourly-Paid Employees, and the Campbell Soup Company Ltd Employee Savings and Stock Bonus Plan. If participants in these Plans are also Shareowners of record under the same account information, they will receive a single proxy which represents all shares. If the account information is different, then the participants will receive separate proxies.

     Shareowners are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Directors (or, in the case of participants in the Plans referred to above, may be voted at the discretion of the applicable Trustee).

     A Shareowner giving a proxy may revoke it by notifying the Corporate Secretary in writing any time before it is voted. If a Shareowner wishes to give a proxy to someone other than the Directors' proxy, all three names appearing on the enclosed proxy may be crossed out and the name of another person inserted. The signed proxy card must be presented at the meeting by the person representing the Shareowner.

     Each Shareowner who plans to attend the meeting in person is requested to so indicate in the space provided on the proxy card. The Company will then be able to mail an admission card to the Shareowner in advance of the meeting. Shareowners who do not have admission cards will need to register at the door.

                    INFORMATION ABOUT ATTENDING THE MEETING

     The Annual Meeting of Shareowners will be held this year at The Highlands, Laurinburg, North Carolina. A map showing the meeting location appears at the back of this booklet.

     To obtain an admission ticket by mail in advance and avoid registration lines at the door, simply indicate that you plan to attend the meeting by marking the appropriate box on the proxy card and return it in the envelope provided. If you do not wish to send the proxy card, you may obtain an admission card by sending a written request in the envelope. Shareowners who do not have admission cards will need to register at the door.

     IF YOU DO NOT OWN SHARES IN YOUR OWN NAME, YOU SHOULD HAVE YOUR BROKER OR AGENT IN WHOSE NAME THE SHARES ARE REGISTERED CALL (609) 342-6122, FAX (609) 342-3889, OR WRITE TO THE OFFICE OF THE CORPORATE SECRETARY AT CAMPBELL PLACE, CAMDEN, NJ, 08103-1799 TO REQUEST A TICKET BEFORE NOVEMBER 6, 1997. OTHERWISE YOU MUST BRING PROOF OF OWNERSHIP (E.G. BROKER'S STATEMENT) IN ORDER TO BE ADMITTED DURING THE DAY OF THE MEETING.

     We cannot issue admission tickets to guests of Shareowners because there is only enough seating capacity for Shareowners who attend the meeting. Please note that the doors to the meeting room at The Highlands, in Laurinburg, North Carolina, will not be open for admission until 10:00 a.m.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE FILL OUT, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By order of the Board of Directors,
                                             /s/ JOHN J. FUREY
                                               John J. Furey
                                            Corporate Secretary
Camden, New Jersey
October 10, 1997

     NOTE: Shareowners may receive a copy of the Company's annual Form 10-K report, without charge, by writing to Investor Relations, Campbell Soup Company, Campbell Place, Camden, NJ 08103-1799 or by calling 609-342-4800, extension 2114.

                                     [MAP]
     DIRECTIONS TO THE HIGHLANDS

17160 Plant Road
Laurinburg, North Carolina 28352

FROM CHARLOTTE AIRPORT:

Exit Airport -- Take a left at first
stoplight. Go to stop sign and make a
right and come to a stoplight. Take a
right onto US 74 East (Wilkenson
Blvd.). Stay on 74 East to Laurinburg.
In Laurinburg take business route
15/401/501 North. Go approx. 4 miles
to junction 15/401/501. Get on ramp to
US 15-501. Go North on US 15-501
approx. 3/4 mile and turn left onto
Plant Road. The Highlands is on the
left.

FROM RALEIGH AIRPORT:

Exit Airport -- Go to Interstate 40. Take I-40 to US 1 South. Take US 1 South to Aberdeen. Just South of Aberdeen turn left onto US 15-501 South. Just after Laurinburg city limits turn right onto Plant Road. The Highlands is on the left.

FROM FAYETTEVILLE AIRPORT:

Exit Airport onto Business 95 North. Turn left onto All-American Freeway headed West. Get on US 401 South heading to Raeford (Raeford Road). Go to Laurinburg. In Laurinburg get on US 15-501 North. Plant Road will be approx. 3/4 mile on left. The Highlands is on the left.

                          [CAMPBELL SOUP COMPANY LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING ON NOVEMBER 20, 1997

P The undersigned hereby appoints David W. Johnson, or, in his absence, Dale F. Morrison, or, in the absence of both of them, John M. Coleman, and each or any of them, proxies with full power of substitution in each, to vote all
R shares the undersigned is entitled to vote, including any shares held under the Dividend Reinvestment Plan, at the Annual Meeting of Shareowners of Campbell Soup Company to be held at The Highlands, 17160 Plant Road,
O Laurinburg, North Carolina, at 11:00 a.m. and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in one of the
X Campbell Soup Company Savings and 401(k) Plans or in the Campbell Soup Company Ltd Employee Savings and Stock Bonus Plan (any of such plans, a "Savings Plan"), then the undersigned hereby directs the respective trustee
Y of the applicable Savings Plan to vote all shares of Campbell Soup Company Capital Stock in the undersigned's Savings Plan account at the aforesaid Annual Meeting and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof.

1. ELECTION OF DIRECTORS

Nominees: Alva A. App, Edmund M. Carpenter, Bennett Dorrance, Thomas W. Field, Jr., Kent B. Foster, Harvey Golub, David W. Johnson, David K.P. Li, Philip E. Lippincott, Mary Alice Malone, Dale F. Morrison, Charles H. Mott, George M. Sherman, Donald M. Stewart, George Strawbridge, Jr. and Charlotte C. Weber. Directors recommend a vote FOR

(Change of Address/Comments)

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)


TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. PLEASE RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



CAMPBELL SOUP COMPANY
ANNUAL MEETING OF SHAREOWNERS
NOVEMBER 20, 1997
11:00 A.M.
THE HIGHLANDS
17160 PLANT ROAD
LAURINBURG, NORTH CAROLINA

SEE REVERSE SIDE

[x] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                            6795

YOUR SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS (OR, IN THE CASE OF SHARES HELD IN A SAVINGS PLAN, WILL BE VOTED AT THE DISCRETION OF THE TRUSTEE) UNLESS YOU OTHERWISE INDICATE IN WHICH CASE THEY WILL BE VOTED AS MARKED.

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

FOR ALL NOMINEES, EXCEPT THOSE LISTED BELOW          WITHHELD FROM ALL NOMINEES

1. Election of
   Directors                                                    [ ]
   (see reverse)  [ ]

FOR, except vote withheld from the following nominee(s):


--------------------------------------------------------


2. Ratification of Appointment of Auditors

FOR      [ ]
AGAINST  [ ]
ABSTAIN  [ ]

3. Shareowner Proposal Concerning Proxy Format

FOR      [ ]
AGAINST  [ ]
ABSTAIN  [ ]


Mark this box to obtain a ticket of admission to the meeting. [ ]

Change of address: Mark this box and see the reverse side. [ ]


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

---------------------------

---------------------------
SIGNATURE(S)          DATE


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                                     [MAP]



DIRECTIONS TO THE HIGHLANDS
17160 Plant Road
Laurinburg, North Carolina 28352

FROM CHARLOTTE AIRPORT:

Exit Airport -- Take a left at first stoplight. Go to stop sign and make a right and come to a stoplight. Take a right onto US 74 East (Wilkenson Blvd.). Stay on 74 East to Laurinburg. In Laurinburg take business route 15/401/501 North. Go approx. 4 miles to junction 15/401/501. Get on ramp to US 15-501. Go North on US 15-501 approx. 3/4 mile and turn left onto Plant Road. The Highlands is on the left.

FROM RALEIGH AIRPORT:

Exit Airport -- Go to Interstate 40. Take I-40 to US 1 South. Take US 1 South to Aberdeen. Just South of Aberdeen turn left onto US 15-501 South. Just after Laurinburg city limits turn right onto Plant Road. The Highlands is on the left.

FROM FAYETTEVILLE AIRPORT:

Exit Airport onto Business 95 North. Turn left onto All-American Freeway headed West. Get on US 401 South heading to Raeford (Raeford Road). Go to Laurinburg. In Laurinburg get on US 15-501 North. Plant Road will be approx. 3/4 mile on left. The Highlands is on the left.